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                              3,000,000 Shares1

                          REEBOK INTERNATIONAL LTD.

                                 COMMON STOCK


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                         , 1994

CS FIRST BOSTON CORPORATION
KIDDER, PEABODY & CO. INCORPORATED
MONTGOMERY SECURITIES
       c/o CS First Boston Corporation
         Park Avenue Plaza
         New York, NY  10055

Ladies and Gentlemen:

        1. INTRODUCTORY. Paul B. Fireman, President, Chief Executive Officer and Chairman of the Board of Directors of Reebok International Ltd., a Massachusetts corporation ("Company"), and Phyllis Fireman, his wife (together, the "Selling Stockholders"), propose to sell 3,000,000 shares of the Company's Common Stock, par value $.01 per share, held by such Selling Stockholders ("Firm Shares") to you, as the Underwriters named in Schedule A hereto ("Underwriters"), and to grant to the Underwriters an option to purchase up to 450,000 additional shares of the Company's Common Stock, par value $.01 per share, held by such Selling Stockholders ("Option Shares"). Simultaneously therewith, the Selling Stockholders also propose to sell to the Company 1,000,000 shares of the Company's Common Stock, par value $.01 per share. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. The Company's Common Stock, par value $.01 per share, is hereinafter referred to as the "Common Stock".

_____________________

1 Plus an option to purchase up to 450,000 additional shares of Common Stock from the Selling Stockholders to cover over-allotments, if any.

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        Based upon and subject to the foregoing, the Company and the Selling
Stockholders hereby agree with the several Underwriters as follows:

        2. Representations, Warranties and Agreements of the Company and the Selling Stockholders.

              I. The Company and the Selling Stockholders jointly and severally represent and warrant to and agree with the Underwriters that:

                (a) A registration statement on Form S-3 (File No. 33-52283), including a preliminary form of prospectus, relating to the Shares has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended ("Act"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Underwriting Agreement ("Agreement"), the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (i) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Company has advised you that it proposes to file an amendment or post- effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration


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        Statement" and the form of prospectus relating to the Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)") or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus (and, with respect to the Company's annual report on Form 10-K for the year ended December 31, 1993 so incorporated by reference, the information incorporated therein from the Company's Proxy Statement to be filed with the Commission in connection with its 1994 Annual Meeting of Stockholders), is
        hereinafter referred to as the "Prospectus".  Copies    of such
        registration statement and amendments and of each related preliminary prospectus, including all material incorporated by reference in each such prospectus ("Preliminary Prospectuses"), have been delivered to you.

                (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
        (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) and at all times subsequent thereto up to and at the Closing Date (as defined below) and any Option Closing Date (as defined below), as the case may be, the Registration Statement and the Prospectus and any amendments or supplements thereto will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date and at all times subsequent thereto up to and at the Closing Date and any Option Closing Date, as the case may be, the



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        Registration Statement and the Prospectus and any amendments or supplements thereto will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through you specifically for use therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each such Preliminary Prospectus, at the time of filing thereof, has conformed in all material respects to the requirements of the Act and the Rules and Regulations.

                    II. The Company represents and warrants to and agrees with the Underwriters that:

                    (a) Except for the Registration Rights Agreement dated as of February 28, 1990 between the Company and the Selling Stockholders, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person any preemptive right, co-sale right, right of first refusal or right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Act.

                    (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement; each of the Company's oper-


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        ating subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings,
        operations, business or business prospects of the       Company and its
        subsidiaries taken as a whole ("Material Adverse Effect"); each of the Company and its subsidiaries is and at the Closing Date and any Option Closing Date, as the case may be, will be, in possession of and operating in compliance with all licenses, certificates and permits from state, federal and other regulatory authorities which are material to the conduct of its business (except where the failure to possess such licenses, certificates and permits would not have a Material Adverse Effect), all of which are valid and in full force and effect; the Company is not in violation of its Restated Articles of Organization, as amended to date, or by- laws, as currently in effect; no operating subsidiary of the Company is in violation of its charter or by-laws, as currently in effect; neither the Company nor any of its subsidiaries is in breach of or default, except as set forth in the Prospectus, in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note or other evidence of indebtedness or in any lease, contract or other agreement or instrument to which the Company or any such subsidiary is a party or by which any of them or any of their respective properties may be bound (including without limitation the agreements described in the Prospectus) or in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body, except for such breaches, defaults or violations which, in the aggregate, would not have a Material Adverse Effect.

                      (c) No consent, approval, authorization or order of, or filing with, any governmental agency

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        or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the sale of the Shares by the Selling Stockholders, except such as may be required under the Act or the Rules and Regulations or under state or other securities or Blue Sky laws, rules or regulations.

                (d) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered
        by the Company and is a valid   and binding agreement of the Company,
        enforceable against the Company in accordance with its terms, except as the indemnification and contribution provisions hereunder may be limited by applicable law and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                (e) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the Restated Articles of Organization, as amended to date, or by-laws of the Company, as currently in effect, or the charter or by-laws of any subsidiary of the Company, as currently in effect; (ii) any material indenture, mortgage, deed of trust, loan agreement, bond, debenture, note or other evidence of indebtedness or any material lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound; or (iii) any law or any order, rule or regulation of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or over the properties of the Company or any of its subsidiaries.

                (f) Except as set forth in the Prospectus, there is not any pending or, to the Company's knowledge, any threatened action, suit, claim or


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        proceeding before any court or governmental agency or body or otherwise against the Company, any of the Company's subsidiaries or any of their respective officers or any of their respective properties, assets or rights which would result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole or have a material adverse effect on the properties, assets or rights of the Company and its subsidiaries taken as a whole or prevent consummation of the transactions contemplated herein; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been accurately described in all material respects in the Prospectus or filed as exhibits to the Registration Statement, or both, as the case may be; and all material relationships between the Company and its directors, executive officers and stockholders have been fully and accurately described in the Registration Statement as required by the Rules and Regulations.

                (g) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company in all material respects); the form of certificate used to evidence the Common Stock is in due and proper form and otherwise complies with all statutory requirements under the laws of the Commonwealth of Massachusetts; except as set forth in Schedule B hereto and as described in or contemplated by the Prospectus, there are no outstanding options, warrants or other rights for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into, exercisable for or exchangeable for any shares of capital stock of the Company; no further approval or autho

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        rization of any stockholder, the Board of Directors or others is required for the sale or transfer of the Shares, except as may be required under the Act or the Rules and Regulations or under state or other securities or Blue Sky laws, rules or regulations; and the description of the Company's plans, policies or arrangements, and of the options, rights or benefits granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be set forth therein with respect to and in connection with such plans, policies or arrangements.

                (h) Ernst & Young, who have audited the financial statements, together with the related schedules and notes, of the Company and its subsidiaries filed with the Commission as a part of the Registration Statement, some of which are included in the Prospectus, are, to the best of the Company's knowledge, independent accountants within the meaning of the Act and the Rules and Regulations; the audited financial statements of the Company and its subsidiaries, together with the related schedules and notes, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; all audited financial statements of the Company and its subsidiaries, together with the related schedules and notes, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be otherwise stated therein; the selected financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis substantially consistent with the financial statements presented therein; and no other financial statements or schedules or notes are required to be included in the Registration Statement.

                (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth therein or in the letter referred to in Section 6(a) below, there has not been or occurred (i) any material adverse change in the business, property or


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        assets described or referred to in the Registration Statement or the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole,
        (ii) any transaction which is material to the Company and its subsidiaries taken as a whole, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by the Company or any of its subsidiaries which is material to the Company and its subsidiaries taken as a whole, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries which is material to the Company and its subsidiaries taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

                (j) Except as otherwise stated in the Prospectus, (i) each of the Company and its subsidiaries has good and marketable title to all properties and material assets described in the Prospectus as owned by it, free and clear of any pledge, lien, charge, security interest, encumbrance, restriction, claim or equitable interest other than such as are not material to the business of the Company, (ii) each of the Company and its subsidiaries has sufficient interests in its properties and other assets to conduct its business as currently conducted and as proposed to be conducted and (iii) any agreements to which the Company or any of its subsidiaries is a party described in the Prospectus are valid agreements, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best knowledge of the Company or such subsidiary, the other contracting party or parties thereto are not in breach or default under any of such agreements, except, with respect to this Section 2.II.(j)(iii), where the failure of such agreements to be valid and enforceable or the occurrence of such breaches or defaults, when taken in the aggregate, would not have a Material Adverse Effect.

                (k) No labor disturbance by the employees of the Company or any of its subsidiaries exists or to the best of the Company's knowledge, is imminent; the Company is not aware of any existing or imminent labor disturbance by the employees of any principal supplier, manufacturer, authorized dealer or dis

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        tributor that might be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                (l) The Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it and which are material to the conduct of its business as described in the Prospectus; except as described in the Prospectus, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                (m) The Shares are listed on the New York Stock Exchange and the Company has received no notice of any proceeding having the purpose or effect of discontinuing such listing.

                (n) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (o) Other than repurchases made by the Company under its share repurchase program and as otherwise described in the Prospectus (which the Company does not concede constitute stabilizing or manipulative activities in violation of federal or state securities laws), the Company has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                (p) The Company has not distributed and will not distribute any prospectus or other offering materials in connection with the offering and sale of the Shares other than the Preliminary Prospectus and the Prospectus or other material permitted by the Act.

                III. Each of the Selling Stockholders represents and warrants to and agrees with the Underwriters that:


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                (a)    No consent, approval, authorization or order of, or
        filing with, any governmental agency or body or any court is required for the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the sale of the Shares by such Selling Stockholder, except such as may be required under the Act or the Rules and Regulations or under state or other securities or Blue Sky laws, rules and regulations.

                (b) Such Selling Stockholder has full legal capacity to enter into this Agreement and perform the transactions contemplated hereby; this Agreement has been duly executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as the indemnification and contribution provisions hereunder may be limited by applicable law and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                (c) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated by such Selling Stockholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any mortgage, deed of trust, loan agreement, note or other evidence of indebtedness or any lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which it or any of its properties may be bound or (ii) any law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder, or over the properties of such Selling Stockholder, except for such breaches, violations or defaults which, in the aggregate, would not have a Material Adverse Effect.

                (d) Other than the Company Stock Repurchase (as defined in the Prospectus) (which the Selling Stockholders do not concede constitutes stabilizing or manipulative activity in violation of federal or state securities laws), neither of the Selling Stockholders has taken nor will take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

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                (e)   Neither of the Selling Stockholders has distributed nor
        will distribute any prospectus or other offering materials in connection with the offering and sale of the Shares other than any Preliminary Prospectus and the Prospectus or other material permitted by the Act.

                (f) Such Selling Stockholder has good, valid and marketable title to the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, stockholder agreements, voting trusts and other defects in title whatsoever, with full power to deliver such Shares hereunder, and upon delivery of and payment for such Shares as contemplated herein, each of the Underwriters will receive good, valid and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, stockholder agreements, voting trusts and other defects in title whatsoever. Neither of the Selling Stockholders has any options, warrants or other similar rights to acquire, nor any right or arrangement to acquire, any capital stock of the Company or any security convertible into, exercisable for or exchangeable for any shares of capital stock of the Company other than those described in the Registration Statement and the Prospectus.

        3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders agree to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to
purchase from the Selling Stockholders, at a purchase price of $        per
share, the respective number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto.

        The Selling Stockholders shall deliver the Firm Shares to CS First Boston Corporation against payment of the aggregate purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Selling Stockholders at the Boston offices of Skadden, Arps, Slate, Meagher & Flom (or at such other place as may be agreed upon among you and the Selling Stockholders), at 9:00 A.M., New York time, on the fifth full business day following the date of this Agreement, or at such other time not later than seven full business days thereafter as you and the Selling Stockholders determine (or at such


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time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time being herein referred to as the "Closing Date". The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as you request, and will be made available for checking and packaging at such office of CS First Boston Corporation or other location as you may reasonably request at least 24 hours prior to the Closing Date.

        In addition, upon written notice from you given to the Selling Stockholders not more than 30 days subsequent to the date of the initial public offering of the Firm Shares (or, if such 30th day shall be a Saturday, Sunday or holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), the Underwriters may purchase from time to time up to all of the Option Shares at the purchase price per share to be paid for the Firm Shares. The number of Option Shares to be so purchased by each of the respective Underwriters upon exercise of such option shall be the same proportion of the total number of Option Shares being purchased by the several Underwriters pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters, adjusted by you in such a manner as to avoid fractional shares. The Selling Stockholders agree to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the number of Option Shares specified in such notice to the Selling Stockholders. Such Option Shares shall be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares have been simultaneously or were previously sold and delivered. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Selling Stockholders.

        The Selling Stockholders shall deliver the Option Shares to you against payment of the aggregate purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Selling Stockholders at the Boston offices of Skadden, Arps, Slate, Meagher & Flom (or at such other place as may be agreed upon among you and the Selling Stockholders), at such time as is determined by you, but such time shall not be later than seven full business days after written notice of election to purchase Option Shares is given, such time being herein referred to as the "Option Closing Date" (which may be


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the Closing Date).  The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as you request, and will be made available for checking and packaging at such office of CS First Boston Corporation or other location as you may reasonably request at least 24 hours prior to the Option Closing Date.

        4. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

        5. CERTAIN ADDITIONAL AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company and the Selling Stockholders agree with the Underwriters as follows:

              I.     The Company agrees with the Underwriters that:

              (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

              (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your consent; and the Company will also advise you promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or


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

        omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its stockholders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                (e) The Company will furnish to you copies of the Registration Statement (one of which will be signed and will include all exhibits), any Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, in each case as soon as available in such quantities as you request.

                (f) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdiction as you designate and will continue such qualifications in effect so long as required for the distribution. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction, except that such registration or qualification shall not be required in any jurisdiction in which the Company would, as a condition to such qualification, be required to file a general consent to service of process.

                (g) During the period of two years after the date of this Agreement, the Company will furnish to you and, upon request, to each of the other Underwriters, (i) concurrently with furnishing such reports to its stockholders, quarterly reports of operations of the Company for each of the first three quarters in the form furnished to the Company's stockholders; (ii) concurrently with furnishing such reports to its stockholders, annual reports of the Company as of the end of each fiscal year (including financial statements audited by independent public accountants); (iii) as soon as they are available, copies of all other reports (financial or other) furnished to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (v) every material press release and every material news item or article in respect of the Company or its affairs (in each case, only to the extent such press release, news item or article relates to the financial condition or results of operations of the Company) which was released or prepared by or on behalf of the Company; and (vi) any additional information of a public nature concerning the Company or its business which you may reasonably request.

                (h) If at any time during the 30-day period after the Effective Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates an amendment of or a supplement to the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, consult with you concerning the rumor, publication or event.

                (i) The Selling Stockholders jointly and severally agree to pay all expenses incident to the performance of the respective obligations of the Company and the Selling Stockholders hereunder and agree to reimburse the Underwriters for any expenses, including fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom, as Underwriters' counsel ("Underwriters' Counsel"), incurred by them in connection with qualification of the Shares for sale under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for the filing fee of the NASD relating to the Shares and for expenses incurred in distributing any Preliminary Prospectus and the

        Prospectus (including any amendments and supplements thereto) to the Underwriters.

                II. Each of the Selling Stockholders agrees with each Underwriter that:

                (a) During a period of 120 days from the Effective Date, such Selling Stockholder will not, without the prior written consent of CS First Boston Corporation, as a representative of the Underwriters, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock of the Company, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of the Common Stock now owned or hereafter acquired directly by such Selling Stockholder or with respect to which such Selling Stockholder has or hereafter acquires the power of disposition. Each Selling Stockholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by such Selling Stockholder except in compliance with this Agreement.

                (b) Each of the Selling Stockholders will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date or the Option Closing Date, as the case may be.

        6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase and pay for the Shares will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

                (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Ernst & Young confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and stating in effect that:

                (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                (A) at the date of the latest available balance sheet read by Ernst & Young, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its subsidiaries consolidated or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                (B) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in the total or per share amounts of consolidated net income;

              except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described or referred to in such letter; and

                (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

        For purposes of this Section 6(a), if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

                (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5.I(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

                (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including you, materially impairs the investment quality of the Shares; (ii) any downgrading in the rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of
        trading of any securities of the Company on any exchange        or in
        the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares.

                (d) You shall have received an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Ropes & Gray, counsel for the Company and the Selling Stockholders, to the effect that:

                       (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus;

                       (ii) The Firm Shares or the Option Shares, as the case may be, and all other outstanding shares of the Common Stock have been duly authorized, validly issued, fully paid and nonassessable; the capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); no statutory preemptive right or preemptive right provided for in the Restated Articles of Organization, as amended to date, or by-laws of the Company, as currently in effect, exists with respect to any of the Firm

            Shares or the Option Shares, as the case may be, or the sale thereof; to the knowledge of Ropes & Gray, based upon reasonable inquiry, no co-sale right, right of first refusal or other similar right of stockholders exists with respect to any of the Firm Shares or the Option Shares, as the case may be, or the sale thereof; the form of certificate used to evidence the Common Stock is in due and proper form and otherwise complies with all statutory requirements under the laws of the Commonwealth of Massachusetts; except as described in or contemplated by the Prospectus and as set forth in Schedule B hereto, to the knowledge of Ropes & Gray, based upon reasonable inquiry, there are no outstanding options, warrants or other rights for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into, exercisable for or exchangeable for any shares of capital stock of the Company; no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the sale or transfer of the Shares, as contemplated by this Agreement, except as may be required under the Act or the Rules and Regulations or under state or other securities or Blue Sky laws, rules or regulations;

                    (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares by the Selling Stockholders, except such as may be required under the Act and the Rules and Regulations or under state or other securities or Blue Sky laws, rules and regulations, as to which Ropes & Gray need express no opinion;

                    (iv) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company;

                    (v) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the Restated Articles of Organization, as amended to date, or by-laws of the Company, as currently in effect; (B) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note or other evidence of indebtedness or any lease, contract or other agreement or instrument filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1993; or
            (C) any law or rule or regulation of any governmental agency or body having jurisdiction over the Company or its subsidiaries or over their respective properties, except that (1) Ropes & Gray need only express an opinion as to such laws, rules and regulations which are of a kind normally applicable to the Company or its subsidiaries or to such transactions and (2) no opinion need be expressed under this paragraph (vi)(C) as to compliance with the antifraud provisions of federal or state securities laws;

                       (vi) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and Ropes & Gray does not know of the issuance of any stop order suspending the effectiveness of the Registration Statement or any part thereof or of any proceedings for that purpose which have been instituted or are pending or contemplated under the Act; Ropes & Gray has not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or the Prospectus and except with respect to the statements referred to in the second clause of paragraph (ii) above, Ropes & Gray is not passing upon and does not assume any responsibility for such statements or information; in the course of the preparation by the Company of the Registration Statement and the Prospectus, Ropes & Gray has participated in discussions with your representatives and those of the Company and its independent accountants in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed, and (1) on the basis of information that Ropes & Gray has gained in the course of their representation of the Company in connection with the Company's preparation of the Registration Statement and the Prospectus and the participation of Ropes & Gray in the discussions referred to above, Ropes & Gray believes that the Registration Statement and the Prospectus, as of their respective effective or issue dates and as of the date of the opinion, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations, and Ropes & Gray does not know of any legal or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any of their respective properties are subject required to be described in the Prospectus which is not so described, nor of any contract or other document of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed and (2) based on such information and participation, Ropes & Gray has no reason to believe that the Registration Statement, as of its effective date, or the Prospectus, as of the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that Ropes & Gray need express no opinion as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth or referred to in the Registration Statement or Prospectus;

                       (vii) Upon registration of the Shares in the name of the Underwriters in the stock records of the Company, assuming the Underwriters purchased the Shares in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Massachusetts Uniform Commercial Code, the Underwriters will have acquired all rights of each of the Selling Stockholders in the Shares free from any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company; and the owner of such Shares, if other than the Selling Stockholders, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement; and

                       (viii) This Agreement has been duly executed and
            delivered by each of the Selling Stockholders.

        In rendering such opinion, Ropes & Gray may rely as to the materiality of agreements and other factual matters on one or more written certificates of officers of the Company or public officials, as and to the extent they deem such reliance appropriate.

                (e) You shall have received an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of John B. Douglas III, Senior Vice President and General Counsel of the Company, to the effect that:

                       (i) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                       (ii) The description of the Company's employment or employee benefit plans, policies or arrangements, and of the options, rights or benefits granted thereunder set forth in the Prospectus, accurately and fairly presents the information required to be set forth therein with respect to and in connection with such plans, policies or arrangements in all material respects;

                       (iii) Except for the Registration Rights Agreement dated as of February 28, 1990 between the Company and the Selling Stockholders, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                       (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, to his knowledge, based upon reasonable inquiry, will not result in a breach or violation of the terms and provisions of, or constitute a default under, any order of any court having jurisdiction over the Company or its subsidiaries or over their respective properties; and

                       (v) No contractual preemptive right exists with respect to any of the Firm Shares or the Option Shares, as the case may be, or the sale thereof.

                (f) You shall have received from Underwriters' Counsel such opinion or opinions with respect to the incorporation of the Company, the validity of the Firm Shares or the Option Shares, as the case may be, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Underwriters' Counsel may rely as to the incorporation of the Company and the validity of the Firm Shares or the Option Shares, as the case may be, upon the opinion of Ropes & Gray referred to above.

                (g) You shall have received a certificate, dated the Closing Date, of (i) the President of the Company and (ii) the Executive Vice President and Chief Financial Officer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date or any Option Closing Date, as the case may be; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of such officers, are contemplated by the Commission and that subsequent to the date of the most recent financial statements in the Prospectus there has been no material adverse change in the financial position or results of operations of the Company except as set forth in or contemplated by the Prospectus or described in such certificate; and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any Option Closing Date, as the case may be.

                (h) You shall have received a certificate, dated the Closing Date, of the Selling Stockholders in which such Selling Stockholders shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Selling Stockholders in this Agreement are true and correct as if made on and as of the Closing Date or any Option Closing Date, as the case may be; and that each of the Selling Stockholders has complied with all agreements and satisfied all conditions on his or her part to be performed or satisfied hereunder at or prior to the Closing Date or any Option Closing Date, as the case may be.

                (i) You shall have received a letter, dated the Closing Date, of Ernst & Young which meets the requirements of Section 6(a) hereof, except that the specified date referred to in Section 6(a) hereof will be a date not more than five days prior to the Closing Date for the purposes of this Section 6(h).

The Company also will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

           7.   Indemnification and Contribution.
                ---------------------------------

                (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein. The indemnification provided for in this
        Section 7(a) shall be in addition to any liabilities which the Company may otherwise have and shall extend upon the same terms and conditions to, and inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act.

                (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein; and provided further, however, that such Selling Stockholder shall not be liable or responsible for any amount in excess of the gross proceeds from the offering (after deducting all underwriting discounts and commissions, but before deducting expenses) received by the Selling Stockholder. The indemnification provided for in this Section 7(b) shall be in addition to any liabilities which such Selling Stockholder may otherwise have and shall extend upon the same terms and conditions to, and inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act.

                (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each of the Selling Stockholders against any losses, claims, damages or liabilities to which the Company or either of such Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such Selling Stockholder by such Underwriter through you specifically for use therein. The indemnification provided for in this Section 7(c) shall be in addition to any liabilities which each Underwriter may otherwise have and shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Act.

                (d)    Promptly after receipt by an indemnified party under this
        Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) or (c) above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section

        7(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

                (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes a release of such indemnified party reasonably acceptable in form and substance to such indemnified party, from all liability on any claims that are the subject matter of such action.

                (f) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders, as the case may be, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the gross proceeds from the offering (after deducting all underwriting discounts and commissions but before deducting expenses) received (directly or indirectly) by the Company and the Selling Stockholders bear to the total underwriting discounts received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, ac-
        cess to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(f). Notwithstanding the provisions of this Section 7(f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to
        the public exceeds the amount   of any damages which such Underwriter
        has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the gross proceeds of the offering (after deducting all underwriting discounts and commissions, but before deducting expenses) received by such Selling Stockholder exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

                (g) Notwithstanding any other provision of this Agreement, the Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of liability under the representations and warranties contained in Section 2 hereof or the indemnification and contribution provisions included in this Section 7 for which they each shall be responsible.

                (h) The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), the legend regarding stabilization set forth on the inside front cover page (to the extent the same varies from that required by the Rules and Regulations) and under "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and the Underwriters represent and warrant to the Company and the Selling Stockholders that the statements made therein are materially true and correct and do not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                (i) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including without limitation the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act.

            8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder and the aggregate number of Firm Shares or Option Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Firm shares or Option Shares, as the case may be, you may make arrangements satisfactory to the Selling Stockholders for the purchase of such Firm Shares or Option Shares, as the case may be, by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date or the Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares or Option Shares, as the case may be, that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of Firm Shares or Option Shares, as the case may be, with respect to which such default or defaults occur exceeds 10% of the total number of Firm Shares or Option Shares, as the case may be, and arrangements satisfactory to you and the Selling Stockholders for the purchase of such Firm Shares or Option Shares, as the case may be, by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except as provided in
Section 9. As used in this Agreement, the term "Underwriter" includes any person substi-tuted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Selling Stockholders or the Company's officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Company or the Selling Stockholders or any Underwriter or any of their respective representatives, officers or directors or any controlling person, as applicable, and will survive delivery of and payment for the Firm Shares or Option Shares, as the case may be. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Firm Shares or Option Shares, as the case may be, by the Underwriters is not consummated, the Selling Stockholders shall remain severally responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Firm Shares or Option Shares, as the case may be, by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clauses (iii), (iv) or (v) of Section 6(c) hereof, the Selling Stockholders will reimburse the Underwriters for all out-of-pocket expenses (including fees, charges and disbursements of Underwriters' Counsel) reasonably incurred by them in connection with the offering of the Firm Shares or Option Shares, as the case may be.

        10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telecopied or telegraphed and confirmed to you, c/o CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055, Attention: Investment Banking Department - New Issue Processing Group, or, if sent to the Company, will be mailed, delivered, telecopied or telegraphed and confirmed to it at Reebok International Ltd., 100 Technology Center Drive, Stoughton, Massachusetts 02072, Attention: General Counsel; or, if sent to the Selling Stockholders, will be mailed, delivered, telecopied or telegraphed and confirmed to them
c/o Reebok International Ltd., 100 Technology Center Drive, Stoughton, Massachusetts 02072; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered, telecopied or telegraphed and confirmed to such Underwriter.

        11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12. REPRESENTATION OF UNDERWRITERS. CS First Boston Corporation will act for the Underwriters in connection with this financing, and any action under this Agreement taken by CS First Boston Corporation will be binding upon all the Underwriters.

        13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in accordance with its terms.

                                               Very truly yours,

                                               REEBOK INTERNATIONAL LTD.


                                               By__________________________
                                                 Name:
                                                 Title:



                                               SELLING STOCKHOLDERS:


                                               ____________________________
                                               Paul B. Fireman



                                               ____________________________
                                               Phyllis Fireman


The foregoing Underwriting
  Agreement is hereby confirmed
  and accepted as of the date
  first above written.

CS FIRST BOSTON CORPORATION
KIDDER, PEABODY & CO. INCORPORATED
MONTGOMERY SECURITIES



By:  CS FIRST BOSTON CORPORATION,
       as representative of the Underwriters

     By_________________________
       Name:
       Title:

                                   SCHEDULE A

                                                            Number of
Underwriter                                                  Shares
- -----------                                                 ---------
CS First Boston Corporation . . . . . . . . . . . . . . .
Kidder, Peabody & Co. Incorporated  . . . . . . . . . . .
Montgomery Securities . . . . . . . . . . . . . . . . . .
                                                            ---------
                    Total . . . . . . . . . . . . . . . .   3,000,000
                                                            =========